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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 20, 1999, except as to note 14, which is as of March 15, 1999 relating to the consolidated financial statements of Harmonic Lightwaves, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 17, 1999